                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


                               SERVICES AGREEMENT

BACKGROUND

Midnight Auto Inc. is engaged in building a national service franchise system that's a true alternative to auto dealerships, with extended hours, heavy use of customer relationship management (CRM) technology, and other innovations to benefit consumers. Midnight Auto(TM), Inc is the process creator of the All Night Auto(R) Operating System(TM) which leverages several software and hardware platforms as well as providing a complete business operations infrastructure allowing its franchises to operate at high levels of efficiency.

IBSS is engaged in the business of designing, manufacturing, and selling computer software ("IBSS Software Product(s)"), and providing support, maintenance, and professional services related to its software ("Services").

MidNight Auto Inc. desires to engage IBSS to provide professional services required to produce the "Business Requirements Analysis", as defined in SCHEDULE A and the "Detailed Design Document" as defined in a mutually agreed to SCHEDULE C which will be subsequently provided at the completion of the work defined in SCHEDULE A.

The intent of this "Services Agreement" is to address terms and conditions associated with the time and costs incurred for professional services provided to produce the scope of work mutually agreed to in the attached and future SCHEDULES of this agreement.

It is further the intent of both parties to negotiate in good faith the following additional agreements: "All Night Auto(R) Operating System(TM) Development Agreement", "Synapse (TM) Software License and Maintenance Agreement" and "All Night Auto(R) Operating System(TM) Implementation and Ongoing Support Agreement".


1. PARTIES. This Services Agreement is made between INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (IBSS) and Midnight Auto Inc. a Michigan Corporation.

2. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:

A Person is an "AFFILIATE" of a second Person if, directly or indirectly (whether through a chain of ownership or otherwise), either (i) the first Person owns or controls a majority of the equity or voting interests in the second Person, (ii) the second Person owns or controls a majority of the equity or voting interests in the first Person, or (iii) a majority of the equity or voting interests in both the first Person and the second Person are owned or controlled by the same Person(s).

"AGREEMENT" means this Services Agreement.

"CONTROL CHANGE" means a change in the ownership of fifty percent or more of the equity or voting interests in Customer from such ownership existing as of the Effective Date.

"CUSTOMER" means the Person subscribed below under the designation "Customer".

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


"CUSTOMER REPRESENTATIVE" means the individual so designated by Customer from time to time by written notice to IBSS.

"EFFECTIVE DATE" means the date immediately preceding the Parties' signatures below.

"FORCES MAJEURE" any cause or circumstance beyond the Parties' control, (such as, but not limited to, acts of God, changes in government regulations, acts of governmental bodies or their employees or agents, weather, war, riot, civil disturbance, strikes, lockouts, boycotts, and inability to secure labor or any material specified or reasonably necessary in connection with property through ordinary business channels, fire, unusual delays in transportation, unavoidable casualties, etc.).

"IBSS" means Integrated Business Systems And Services, Inc.

"LICENSED SOFTWARE PRODUCT" means any assemblage of software programs, processes and modules, and the documentation with respect thereto, separately licensed to Customer by IBSS as a discrete product.

"PARTY" means either IBSS or Customer.

"PERSON" means a natural person, or a private or governmental entity of any kind.

"PROJECT" means all of the Services in the aggregate.

"SERVICES" means the services described in Schedule A attached, as may be supplemented from time to time by a Work Order.

"WORK ORDER" means a writing executed by the Parties for the purpose of supplementing or otherwise amending Schedule A attached.

3. SERVICES. IBSS agrees to perform the Services for Customer substantially in accordance with the timeline set forth in Schedule A attached. Except as otherwise provided in Schedule A attached, the following shall apply:

         (1) All work performed in rendering the Services (including without limitation time spent by IBSS personnel in responding to Customer requests for estimates for additional services) shall be charged in accordance with IBSS' then current hourly labor rate schedule. Billable time shall be rounded up to the nearest hour and shall include portal-to-portal travel time of IBSS personnel providing Services at a site other than IBSS' office in Columbia, South Carolina.

         (2) Customer shall reimburse IBSS for the cost of all out-of-pocket expenses related to the performance of the Services such as travel and living expenses, long distance telephone charges, etc.

         (3) With respect to those Services that are performed at Customer's site, during the period of such performance Customer shall make available to IBSS' personnel providing such Services suitable office, work, and storage space, an appropriate working environment,

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


                  access to Customer computer systems as necessary, and reasonable use of telephones, secretarial assistance, and other standard office resources and amenities.

         (4) Either Party shall have the right to terminate a Project at any time upon ten (10) days Notice to the other Party. In such event Customer shall remain obligated to pay all amounts outstanding with respect to charges incurred in connection with the Project on or before the termination date.

4. FEES. Customer agrees to pay in respect of the Services the charges set forth in Schedule B at the times set forth in Schedule B.

5. TAXES. All sales, use or other taxes or governmental fees or levies related to this Agreement or any IBSS services hereunder (other than taxes based upon IBSS' income) shall be the sole responsibility of Customer. If advanced by IBSS, Customer shall reimburse such taxes immediately upon demand of IBSS. If a certificate of exemption or similar document or proceeding is to be made in order to exempt the transaction from any tax liability, Customer shall obtain such certificate, document, and/or initiate such proceeding at Customer's sole cost and expense.

6. PAYMENT. Except as otherwise provided in Schedule B attached, all IBSS charges pursuant to this Agreement are due and payable thirty days after the date of the invoice for such charges. In the event of a delinquency in the payment when due of any amount owing IBSS under this Agreement, so long as such delinquency remains outstanding in whole or in part, interest on the delinquent amount shall accrue at the rate of 1.5% per month (or, if less, the highest rate permitted by applicable law). All accrued delinquency interest shall be due and payable on demand, and in the absence of demand, on the first day of each calendar month. The accrual and collection of delinquency interest shall not constitute a cure of the continuing breach of this Agreement constituted by such delinquency, nor a waiver of any other right or remedy in respect of such breach available to IBSS under this Agreement, at law, or in equity.

7. CONFIDENTIALITY AND PROPRIETARY RIGHTS. Except as otherwise provided in this Paragraph, information exchanged between the Parties shall not be considered confidential unless both Parties agree otherwise in writing. Customer shall keep confidential all terms, conditions or other provisions of this Agreement. Customer acknowledges and agrees as follows:

         (1) IBSS retains title in and to all of its intellectual property employed in or resulting from, directly or indirectly, IBSS' performance of the Services, including without limitation all intellectual property embodied in (i) all software code and documentation, (ii) all user or training manuals, documentation or other materials or information, (iii) the design and format of the input and output screens, graphical user interface, and printable forms, reports and other hard copy output incorporated in or generated by IBSS' intellectual property, and (iv) all additions, enhancements, revisions, updates or other modifications to any Licensed Software Product or other IBSS' intellectual property, in whole or in part. IBSS' rights in and to its intellectual property (including without limitation the product of the Services) shall not be limited, diminished or circumscribed in any way because of any fee or charge paid or payable to IBSS by Customer pursuant to this Agreement or otherwise. Customer shall not cause or permit removal or alteration in any way of any notice, legend or symbol denoting any copyright, trademark, patent or other proprietary right or interest of the intellectual

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


                  property owner appearing on any input or output screen or hard copy output incorporated in or generated by a Licensed Software Product, or any documentation, manuals, brochures, or other written or printed materials of any kind related to a Licensed Software Product or other IBSS intellectual property.

         (2) Each item of IBSS intellectual property constitutes valuable proprietary information and a trade secret of IBSS. Customer shall not disclose (nor permit any Customer employee, independent contractor, agent, or other person under its authority or control, to disclose) to any Person, or allow any Person access to, any such proprietary information or trade secrets in whole or in part; provided, however, use of a Licensed Software Product in accordance with the terms and conditions of the software license agreement between the Parties with respect to such Licensed Software Product shall be permitted by employees of Customer in the ordinary course and scope of their employment by Customer. Customer shall not cause or permit any IBSS software to be reverse engineered, decompiled, or disassembled in whole or in part. Customer shall not cause or permit the programs, documentation, or other information related to any IBSS software or other intellectual property to be copied or reproduced in any form or medium, in whole or in part. Customer shall take such actions to preserve and protect IBSS' proprietary rights and interest of confidentiality in and with respect to such intellectual property that are, at a minimum, commensurate with those actions taken by Customer to preserve and protect its most valuable trade secrets or other proprietary or confidential information.

         (3) Customer's confidentiality obligations hereunder do not apply to any information which (i) was lawfully and rightfully in Customer's possession at the time of disclosure and was not acquired directly or indirectly from IBSS, (ii) was lawfully and rightfully acquired by Customer from others who acquired it by proper means and had no confidentiality obligation to IBSS with respect to same, or (iii) is now, or hereafter becomes, through no fault of Customer, part of the public domain by publication or otherwise.

         (4) Neither Party shall infringe upon or otherwise make use of any trademark, service mark, trade name, or similar right or interest of the other Party.

         (5) IBSS agrees that the intellectual property produced by the Services for use in conjunction with a Licensed Software Product shall be considered part of the property licensed to Customer under the software license agreement between the Parties with respect to such Licensed Software Product.

8. NONSOLICITATION. Customer will not, on behalf of itself or any other Person, directly or indirectly, (i) solicit or attempt to induce an employee of IBSS to terminate his employment with IBSS, or (ii) offer employment to a former employee of IBSS during the one year period immediately following the former employee's termination. Employees of one party shall not be deemed employees of another for any purpose.

9. WARRANTY DISCLAIMER. ALL SERVICES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IBSS EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA INTEGRITY, ABSENCE OF ANOMALIES OR

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


NONCONFORMITIES, ERROR-FREE OPERATION, OR UNINTERRUPTED SERVICE WITH RESPECT TO ANY SERVICE.

10. LIMITATION OF REMEDIES. Notwithstanding any other provisions of this Agreement, Customer's exclusive remedy in respect of or related (directly or indirectly) in any way to any act or omission of IBSS related to Maintenance shall be for IBSS, at its option, to either: (1) remedy any deficiency within a reasonable time; or (2) refund to Customer all fees or charges in respect of the Covered Product previously paid by Customer to IBSS pursuant to this Agreement.

11. LIMITATION OF DAMAGES. If, notwithstanding the provisions of this Agreement to the contrary, a court of competent jurisdiction determines that Customer is entitled to damages in respect of any claim by Customer arising under this Agreement, the total amount of such damages shall not exceed the aggregate amount of all charges which, prior to the date as of which such damages are determined, were paid by Customer to IBSS in respect of this Agreement. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL IBSS HAVE ANY LIABILITY FOR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS), PUNITIVE DAMAGES, EXEMPLARY DAMAGES, OR OTHER SPECIAL DAMAGES OF ANY KIND.

12. INDEMNIFICATION OF IBSS. Customer agrees to indemnify, defend and hold harmless IBSS and its Affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any damage, loss, expense or other liability arising, directly or indirectly, out of either (1) any claim by any Person other than Customer in respect of any act or omission of either IBSS or Customer in connection with this Agreement, regardless of any fault of any kind attributable to any of the above named indemnitees, or (2) any breach of any of Customer's obligations under this Agreement.

13. FORCES MAJEURE. All periods of time specified for performance of obligations (other than monetary payment obligations) by either Party hereunder shall be subject to an extension for a period of time equal to any delay caused by Forces Majeure. Following the occurrence of any Force Majeure, the performance effected thereby shall be extended to a number of days equal to the period of such delay.

14. RELATIONSHIP OF PARTIES. The Parties agree that, in performing any and all services, IBSS is acting as an independent contractor. IBSS assumes no liability or responsibility for obligations of Customer in respect of any other Person. Nothing in this Agreement shall be construed to make either Party a partner, joint venturer or employee of the other Party. Nothing in this Agreement shall be construed to make IBSS responsible for complying with any disclosure, reporting or other requirement of the Customer's business or operations.

15. NOTICES. All notices, requests, demands, or other communications directed to a Party shall be in writing, and shall be personally delivered or sent by certified (return receipt requested) or registered mail, postage pre-paid, to such Party's address specified opposite such Party's signature below, or to such other address as such Party may hereafter specify in a notice to the other Party.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any and all prior agreements or arrangements between the Parties, whether oral or written.

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


17. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their successors and permitted assigns.

18. ASSIGNMENT. Customer may not assign its rights or benefits under this Agreement to any other Person without the prior written consent of IBSS, which consent shall not be unreasonably withheld.

19. NO WAIVERS. The failure of either Party hereto to insist upon strict performance of any of the terms or conditions of this Agreement shall not be deemed to be a waiver of any rights or remedies of such Party in respect of any other provision hereof or in respect of any subsequent breach or default under such term or condition.

20. AMENDMENTS. This Agreement may be amended only by a writing duly executed by both Parties.

21. ARBITRATION. Except as otherwise expressly provided in this Agreement, all claims, controversies or disputes arising out of or related to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Columbia, South Carolina as provided herein and otherwise in accordance with the Commercial Arbitration rules of the American Arbitration Association. Where the amount in controversy is less than $100,000.00, the dispute shall be submitted to a single arbitrator. Otherwise the dispute shall be submitted to a panel of three arbitrators. The arbitrator(s) shall strictly enforce all provisions of this Agreement except to the extent applicable law requires otherwise. The arbitrator(s) shall have no authority to grant either Party punitive, exemplary, consequential or other special damages of any kind. Judgment upon the award of the arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the duty to arbitrate disputes pursuant to this paragraph, either Party may (subject to the other provisions of this Agreement) seek interlocutory relief from the federal district court in (or closest to) Columbia, South Carolina in order to enforce or otherwise protect its rights under the provisions of this Agreement related to confidentiality, proprietary rights to intellectual property, and the duty to arbitrate.

22. ATTORNEYS FEES. In any action, proceeding, or arbitration in respect of this Agreement, the court or the arbitration panel, as applicable (the "tribunal"), shall award to the prevailing Party all of such Party's costs related to the controversy (including without limitation attorneys' fees and out-of-pocket expenses). Where each Party prevails in part, the tribunal shall award to each Party that part of its costs that the tribunal deems allocable to those issues as to which such Party prevailed.

23. JURISDICTION AND VENUE. The Parties agree that any action or proceeding arising out of or related to this Agreement shall be instituted only in the federal district court in (or closest to) Columbia, South Carolina. Each Party consents and submits to the jurisdiction of such court and agrees that venue therein shall be proper and convenient. In any such action or proceeding in such court, each Party waives any right to raise any objection based upon improper venue, lack of jurisdiction, or inconvenient forum. In connection with any such action or proceeding, each Party consents to personal jurisdiction of such court and agrees service of process may be effected by United States mail. Notwithstanding the foregoing, the Parties agree to resort to such an action or proceeding only (i) if the arbitration provisions of this Agreement are held to be invalid or unavailable, (ii) to enforce an arbitration award pursuant to this Agreement, or (iii) as otherwise expressly permitted by this Agreement.

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


24. LIMITATION OF ACTIONS. Except as set forth below, neither Party shall bring any action or institute any proceeding related, directly or indirectly, to this Agreement more than two years after the Party initiating the action or proceeding knew (or reasonably should have known) of the essential facts giving rise to the underlying cause of action.

25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

26. EXECUTION AND DELIVERY. Each Party has caused this Agreement to be duly executed and delivered as of the 15th day of January, 2004.

NOTICE ADDRESSES:                 SIGNATURES:

                                  INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
1601 Shop Rd.
Columbia, SC 29201

                                  By:    /s/ George E. Mendenhall
                                         ------------------------

                                  Title: Chief Executive Officer

                                  CUSTOMER:  Mid Night Auto Inc.
13623 Knight Court
Shelby Township, MI  48315        By:    /s/ Nicholas A. Cocco
                                         ------------------------

                                  Title: Chief Executive Officer

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


                                   SCHEDULE A



                       [Redacted Proprietary Information]

                                                                  EXHIBIT 10.18

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                             Services Agreement - Version 09.00


                                   SCHEDULE B




                       [Redacted Proprietary Information]